Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES PRELIMINARY OPERATING RESULTS

FOR FIRST QUARTER 2015

•	Generated Q1 2015 Net Income of $34 million and Cash Flow From Operating Activities of $323 million

Atlanta, GA – (April 30, 2015) Ocwen Financial Corporation, (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today reported preliminary net income of $34.4 million, or $0.27 per share, for the three months ended March 31, 2015 compared to net income of $60.5 million, or $0.43 per share, for the three months ended March 31, 2014. Ocwen generated preliminary revenue of $510.4 million, down 7% compared to the first quarter of the prior year. Preliminary income from operations was $132.1 million for the three months ended March 31, 2015 compared to $202.1 million for the first quarter of 2014. Preliminary Cash Flow from Operating Activities was $323 million for the three months ended March 31, 2015, up 65% over the same period last year.

“I am proud of what we have accomplished as far as managing the business through this difficult transition period. We made great progress on our asset sale strategy, have returned to profitability and continue to generate substantial operating cash flow,” commented Ron Faris, President and CEO of Ocwen. “However, I am not satisfied with only making $34 million in the quarter. We intend to do better.”

Pre-tax income during the first quarter of 2015 was impacted by the following significant items: a $26.9 million gain from the sale of Freddie Mac performing loan mortgage servicing rights (MSRs) with an unpaid principal balance (UPB) of approximately $9.1 billion, a $12.9 million gain on the sale of certain legacy performing and non-performing whole loans, a $(17.8) million impairment charge due to a decline in the fair value of our government insured MSRs primarily resulting from the Federal Housing Administration (FHA) reducing the mortgage insurance premium rate by 50 bps during the quarter, $(9.0) million of monitor costs, $(8.4) million of strategic advisor expenses and $(8.3) million of fair value related changes. The Lending segment generated $16.0 million of pre-tax income during the quarter.

The Company also announced that it now currently intends to file its 2014 Form 10-K and first quarter 2015 Form 10-Q no later than May 29, 2015.

The financial results and other financial data presented in this press release are preliminary, based upon the Company’s estimates and subject to completion of the Company’s final financial closing procedures.  Moreover, this data has been prepared on the basis of currently available information. The Company’s independent auditor has not audited or reviewed, and does not express an opinion with respect to, this data. This data does not constitute a comprehensive statement of the Company’s financial results for the quarter ended March 31, 2015 or of its financial position for any period, and the Company’s final data could differ materially from its preliminary data. The preliminary data presented in this press release incorporates the impact that would result if the Company fully reserved for its deferred tax asset.

Webcast and Conference Call

Ocwen will host a webcast and conference call on Thursday, April 30, 2015, at 5 p.m., Eastern Time, to discuss its preliminary financial results for the first quarter of 2015. The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholder Relations” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

1

Ocwen Financial Corporation

First Quarter 2015 Preliminary Results

April 30, 2015

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, is engaged in the servicing and origination of mortgage loans. Ocwen is headquartered in Atlanta, Georgia, with offices throughout the United States and support operations in India and the Philippines. Utilizing proprietary technology, global infrastructure and superior training and processes, Ocwen provides solutions that help homeowners and make our clients’ loans worth more. Ocwen may post information that is important to investors on its website (www.Ocwen.com).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: adverse effects on our business as a result of recent regulatory settlements; reactions to the announcement of such settlements by key counterparties; increased regulatory scrutiny and media attention, due to rumors or otherwise; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to execute on our strategy to reduce the size of our Agency servicing portfolio; the adequacy of our financial resources, including our sources of liquidity and ability to fund and recover advances, repay borrowings and comply with debt covenants; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of recent downgrades of our servicer and credit ratings; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to contain and reduce our operating costs; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K/A for the year ended December 31, 2013 (filed with the SEC on 08/18/14) and its quarterly report on Form 10-Q for the quarter ended September 30, 2014 (filed with the SEC on 10/31/14). Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973 -1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E:drene@levick.com
2

Ocwen Financial Corporation

First Quarter 2015 Preliminary Results

April 30, 2015

Residential Servicing Statistics
(Dollars in thousands)

	At or for the Three Months Ended
	March 31,		December 31,	September 30,	June 30,	March 31,
	2015		2014	2014	2014	2014
Total UPB of loans and REO serviced	$382,214,002		$398,727,727	$411,279,614	$435,119,848	$449,570,596
Non-performing loans and REO serviced as a% of total UPB (1)	12.5%		13.2%	13.4%	12.9%	13.8%
Prepayment speed (average CPR)(2)	13.3	%(3)	12.7%	12.8%	12.9%	11.2%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.
(2)	Constant Prepayment Rate for the prior three months.
(3)	Includes average CPR of 15.8% for prime loans and 9.6% for non-prime loans.

Preliminary Segment Results (Unaudited) (Dollars in thousands)

For the Three Months Ended March 31,	2015	2014
Servicing
Revenue	$471,125	$520,823
Operating expenses	337,911	307,933
Income from operations	133,214	212,890
Other expense, net	(86,492)	(136,267)
Income before income taxes	$46,722	$76,623

Lending
Revenue	$37,746	$28,767
Operating expenses	23,785	31,464
Income (loss) from operations	13,961	(2,697)
Other income, net	2,022	3,276
Income before income taxes	$15,983	$579

Corporate Items and Other
Revenue	$1,608	$1,711
Operating expenses	16,697	9,837
Loss from operations	(15,089)	(8,126)
Other income (expense), net	(4,787)	2,627
Loss before income taxes	$(19,876)	$(5,499)

Corporate Eliminations
Revenue	$(35)	$(40)
Operating expenses	(35)	(40)
Income (loss) from operations	—	—
Other income (expense), net	—	—
Income (loss) before income taxes	$—	$—

Consolidated income before income taxes	$42,829	$71,703
3

Ocwen Financial Corporation

First Quarter 2015 Preliminary Results

April 30, 2015

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

For the Three Months Ended March 31,	2015	2014
Revenue
Servicing and subservicing fees	$446,541	$490,459
Gain on loans held for sale, net	44,504	43,987
Other revenues	19,399	16,815
Total revenue	510,444	551,261

Operating expenses
Compensation and benefits	105,144	105,637
Amortization of mortgage servicing rights	38,494	62,094
Servicing and origination	101,802	43,947
Technology and communications	39,351	36,976
Professional services	56,931	21,398
Occupancy and equipment	25,714	32,051
Other operating expenses	10,922	47,091
Total operating expenses	378,358	349,194

Income from operations	132,086	202,067

Other income (expense)
Interest income	5,575	5,327
Interest expense	(119,396)	(139,873)
Gain on sale of mortgage servicing rights	26,406	—
Gain on extinguishment of debt	—	2,253
Other, net	(1,842)	1,929
Other expense, net	(89,257)	(130,364)

Income before income taxes	42,829	71,703
Income tax expense	8,440	11,217
Net income	34,389	60,486
Net income (loss) attributable to non-controlling interests	(34)	15
Net income attributable to Ocwen stockholders	34,355	60,501
Preferred stock dividends	—	(581)
Deemed dividend related to beneficial conversion feature of preferred stock	—	(416)
Net income attributable to Ocwen common stockholders	$34,355	$59,504

Earnings per share attributable to Ocwen common stockholders
Basic	$0.27	$0.44
Diluted	$0.27	$0.43

Weighted average common shares outstanding
Basic	125,272,228	135,227,067
Diluted	126,999,662	141,089,455
4

Ocwen Financial Corporation

First Quarter 2015 Preliminary Results

April 30, 2015

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
PRELIMINARY CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(UNAUDITED)

	March 31, 2015	December 31, 2014
Assets
Cash	$242,332	$129,473
Mortgage servicing rights ($897,797 and $93,901 carried at fair value)	1,820,651	1,913,992
Advances	942,538	893,914
Match funded advances	2,252,967	2,409,442
Loans held for sale ($339,508 and $401,120 carried at fair value)	407,997	488,612
Loans held for investment - reverse mortgages, at fair value	1,808,141	1,550,141
Receivables, net	300,751	270,596
Premises and equipment, net	42,945	43,310
Other assets ($7,701 and $7,335 carried at fair value)	500,659	490,811
Total assets	$8,318,981	$8,190,291

Liabilities and Equity
Liabilities
Match funded liabilities	$2,000,676	$2,090,247
Financing liabilities ($2,296,892 and $2,058,693 carried at fair value)	2,488,607	2,258,641
Other secured borrowings	1,603,707	1,733,691
Senior unsecured notes	350,000	350,000
Other liabilities	822,244	793,534
Total liabilities	7,265,234	7,226,113

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 125,302,788 and 125,215,615 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	1,253	1,252
Additional paid-in capital	517,915	515,194
Retained earnings	540,239	453,869
Accumulated other comprehensive loss, net of income taxes	(8,465)	(8,908)
Total Ocwen stockholders’ equity	1,050,942	961,407
Non-controlling interest in subsidiaries	2,805	2,771
Total equity	1,053,747	964,178
Total liabilities and equity	$8,318,981	$8,190,291
5

Ocwen Financial Corporation

First Quarter 2015 Preliminary Results

April 30, 2015

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
 (UNAUDITED)

	For the Three Months Ended March 31,
	2015	2014
Cash flows from operating activities
Net income	$34,389	$60,486
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of mortgage servicing rights	38,494	62,094
Amortization of debt issuance costs – senior secured term loan	1,552	1,087
Depreciation	4,344	5,540
Provision for bad debts	14,170	31,386
Impairment of mortgage servicing rights	17,769	—
Gain on sale of mortgage servicing rights	(26,406)	—
Gain on loans held for sale, net	(44,504)	(43,987)
Realized and unrealized losses on derivative financial instruments	1,154	920
Gain on extinguishment of debt	—	(2,253)
Loss on valuation of mortgage servicing rights, at fair value	33,175	5,148
Increase in deferred tax assets, net	—	(3,680)
Equity-based compensation expense	2,117	1,427
Origination and purchase of loans held for sale	(1,036,150)	(2,378,056)
Proceeds from sale and collections of loans held for sale	1,142,282	2,414,699
Changes in assets and liabilities:
Decrease in advances and match funded advances	104,258	13,434
Decrease in receivables and other assets, net	518	48,437
Increase (decrease) increase in other liabilities	20,583	(41,170)
Other, net	15,050	20,270
Net cash provided by operating activities	322,795	195,782
6

Ocwen Financial Corporation

First Quarter 2015 Preliminary Results

April 30, 2015

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)
(Dollars in thousands)
(UNAUDITED)

	For the Three Months Ended March 31,
	2015	2014
Cash flows from investing activities
Cash paid to acquire ResCap Servicing Operations (a component of Residential Capital, LLC)	—	(54,220)
Net cash paid to acquire controlling interest in Ocwen Structured Investments, LLC	—	(7,833)
Purchase of mortgage servicing rights, net	(3,267)	(6,698)
Acquisition of advances in connection with the purchase of mortgage servicing rights	—	(83,942)
Acquisition of advances in connection with the purchase of loans	—	(60,482)
Proceeds from sale of advances and match funded advances	1,765	—
Proceeds from sale of mortgage servicing rights	49,465	—
Origination of loans held for investment - reverse mortgages	(235,271)	(176,658)
Principal payments received on loans held for investment - reverse mortgages	26,170	14,030
Additions to premises and equipment	(3,918)	(3,308)
Other	301	891
Net cash used in investing activities	(164,755)	(378,220)

Cash flows from financing activities
Repayment of match funded liabilities	(89,571)	(3,151)
Proceeds from other secured borrowings	1,858,258	1,497,669
Repayments of other secured borrowings	(2,040,746)	(1,652,903)
Payment of debt issuance costs	(12,643)	(175)
Proceeds from sale of mortgage servicing rights accounted for as a financing	—	123,551
Proceeds from sale of loans accounted for as a financing	238,615	226,626
Proceeds from sale of advances accounted for as a financing	472	55,702
Repurchase of common stock	—	(2,308)
Payment of preferred stock dividends	—	(581)
Proceeds from exercise of common stock options	413	1,176
Other	21	706
Net cash (used in) provided by financing activities	(45,181)	246,312

Net increase in cash	112,859	63,874
Cash at beginning of year	129,473	178,512
Cash at end of period	$242,332	$242,386
7